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                                                                      EXHIBIT 21


                               COGNEX CORPORATION
                         SUBSIDIARIES OF THE REGISTRANT

         The registrant has the following subsidiaries, the financial statements of which are all included in the consolidated financial statements of the registrant:

   NAME OF                                       STATE/COUNTRY OF             PERCENT
 SUBSIDIARY                                       INCORPORATION              OWNERSHIP
 ----------                                      ----------------            ---------
Cognex Technology and Investment
Corporation                                    California                       100%
Cognex Foreign Sales Corporation               U.S. Virgin Islands              100
Cognex K.K.                                    Japan                            100
Cognex International, Inc.                     Delaware                         100
Cognex Germany, Inc.                           Massachusetts                    100
Cognex Singapore, Inc.                         Delaware                         100
Cognex Korea, Inc.                             Delaware                         100
Vision Drive, Inc.                             Delaware                         100
VDI Mortgage Corporation                       Delaware                         100
Vision Max, Inc.                               Delaware                         100
Cognex/Acumen, Inc.                            Delaware                         100